PTC Announces Q3 Results, Initiates Q4 Guidance and Updates FY’13 Targets

NEEDHAM, Mass. -- PTC (Nasdaq: PMTC) today reported results for its third fiscal quarter ended June 29, 2013.

Highlights
•	Q3 Results:
o Non-GAAP revenue of $316 million, up 1% year over year (up 4% on a constant currency basis)
o Non-GAAP EPS of $0.45, up 22% year over year (up 30% on a constant currency basis)
o Q3 revenue contribution from Servigistics (acquired on October 2, 2012) was $23 million on a non-GAAP basis and $22 million on a GAAP basis
o GAAP revenue of $315 million and GAAP EPS of $0.29

•	Q4 Guidance:
o Non-GAAP revenue of $330 to $340 million and non-GAAP EPS of $0.50 to $0.55
o License revenue of $95 to $105 million
o GAAP revenue of $330 to $340 million and GAAP EPS of $0.32 to $0.37
o Assumes $1.30 USD / EURO and 100 YEN / USD

•	FY’13 Targets:
o Non-GAAP revenue of $1,280 to $1,290 million and non-GAAP EPS of $1.72 to $1.77
o License revenue of $335 to $345 million
o Non-GAAP operating margin of approximately 21.5%
o GAAP revenue of approximately $1,277 to $1,287 million and GAAP EPS of $1.04 to $1.09; GAAP operating margin of approximately 11%
o Revenue guidance assumes at least $90 million contribution from Servigistics, including $3 million in non-GAAP revenue
o Assumes $1.30 USD / EURO and 100 YEN / USD

The Q3 non-GAAP revenue and non-GAAP EPS results exclude a $0.5 million effect of purchase accounting on the fair value of the acquired deferred maintenance balance of Servigistics. The Q3 non-GAAP EPS results also exclude $11.2 million of stock-based compensation expense, $11.1 million of acquisition-related intangible asset amortization, $3.1 million of restructuring charges, $0.9 million of acquisition-related expense, and a $5.1 million legal settlement gain. The Q3 non-GAAP EPS results include a tax rate of 21% and 121 million diluted shares outstanding.

Results Commentary
James Heppelmann, president and chief executive officer, commented, “PTC delivered solid operating results, with non-GAAP EPS at the high end of our guidance range, despite Q3 non-GAAP revenue at the low end of our guidance range in a continuing difficult macroeconomic environment. Our license revenue of $80 million was down 5% year over year (down 1% on a constant currency basis). Servigistics had another solid quarter and performed in line with our expectations. From a geographic perspective, we had a strong quarter in the Americas and Japan, which was positively impacted by a large transaction, partially offset by unfavorable Fx movements, and soft results in Europe and the Pac Rim reflecting the challenging macro environment in Europe and China.”

Heppelmann added, “While we are tempering our near-term revenue outlook, we saw a strengthening in our pipeline, which we view as a positive sign for the longer-term as this pipeline matures over the coming quarters. We remain encouraged by the interest in our SLM solutions in the market, however, the macro environment continues to weigh on our overall business.  Additionally, large deals continue to be difficult to close in this environment. We had 33 large deals (recognized license + services revenue of more than $1 million) in Q3’13. Consistent with recent quarters, the mix of large deal revenue was skewed more heavily toward Services reflecting a lower level of large license transactions. During the quarter we recognized revenue from leading organizations such as Dell, Elliott Group, Embraer, Fujitsu Ten Limited, Raytheon, Renault, Steelcase, Taiwan Greenpoint, Unisys, the United States Navy, and Vita-Mix.”

Jeff Glidden, chief financial officer, commented, “From a profitability standpoint we had another solid quarter; we delivered $0.45 non-GAAP EPS and achieved a 22.2% non-GAAP operating margin, exceeding our guidance range by 70 basis points. We ended Q3 with $257 million of cash, up from $241 million at the end of Q2’13, reflecting in part $40 million used to repay our revolving credit facility, $20 million for stock repurchases and $85 million in operating cash flow.”  Q3 GAAP EPS was $0.29 and GAAP operating margin was 13.7%.

Outlook Commentary
Glidden added, “For Q4’13, we are providing guidance of $330 to $340 million in non-GAAP revenue with $95 to $105 million in license revenue, approximately $70 million in services revenue and approximately $165 million in non-GAAP support revenue. We are expecting Q4 non-GAAP EPS of $0.50 to $0.55.” The GAAP revenue target is $330 to $340 million, the target GAAP support revenue is $165 million, and the GAAP EPS target range is $0.32 to $0.37.

The Q4 guidance assumes $1.30 USD / EURO, 100 YEN / USD, a non-GAAP tax rate of 23%, a GAAP tax rate of 27% and 121 million diluted shares outstanding. The Q4 non-GAAP guidance excludes $0.3 million of the effect of purchase accounting on deferred maintenance revenue from Servigistics, $13 million of stock-based compensation expense, $11 million of acquisition-related intangible asset amortization expense, $1 million of restructuring charges, their related income tax effects, as well as any discrete tax items.

Glidden continued, “Looking to the full year FY’13, we are targeting non-GAAP revenue of $1,280 to $1,290 million, a reduction to our previous revenue guidance.  While we are increasing our support revenue target for the FY by approximately $5 million, we are reducing our license revenue target by approximately $15 million given the challenging macroeconomic environment, and we are reducing our services revenue target by approximately $15 million primarily due to the license revenue performance and outlook.  We are also narrowing our non-GAAP EPS guidance to $1.72 to $1.77 reflecting our vigilance on cost controls and commitment to profitability despite a softer revenue expectation. We are targeting license revenue of $335 to $345 million, services revenue of approximately $292 million and non-GAAP support revenue of approximately $655 million. We continue to target approximately 200 basis points of non-GAAP operating margin improvement during FY’13.” We are targeting GAAP revenue of $1,277 to $1,287 million (including GAAP support revenue of $652 million) and GAAP EPS of $1.04 to $1.09.

The FY’13 targets assume a non-GAAP tax rate of 21%, a GAAP tax rate of 5% and 121 million diluted shares outstanding.  The FY’13 non-GAAP targets exclude approximately $35 million in restructuring charges, $3 million of the effect of purchase accounting on acquired Servigistics deferred revenue, $48 million of stock-based compensation expense, $45 million of acquisition-related intangible asset amortization, $8 million of acquisition-related expenses, and a $5 million legal settlement gain, their related income tax effects, as well as any discrete tax items.

Q3 Earnings Conference Call and Webcast
Prepared remarks for the conference call have been posted to the investor relations section of our website.  The prepared remarks will not be read live; the call will be primarily Q&A.

What:	PTC Fiscal Q3 Conference Call and Webcast

When:	Thursday, July 25th, 2013 at 8:30am (ET)

Dial-in:	1-800-857-5592 or 1-773-799-3757 Call Leader: James Heppelmann Passcode: PTC

Webcast:	www.ptc.com/for/investors.htm

Replay:
  The audio replay of this event will be archived for public replay until 4:00 pm (CT) on August 5th, 2013.
  Dial-in: 866-382-4785  Passcode: 6598
  To access the replay via webcast, please visit www.ptc.com/for/investors.htm.

Important Information About Non-GAAP References
PTC provides non-GAAP supplemental information to its financial results. Constant currency measures are calculated by multiplying results by the exchange rates in effect for the comparable periods in the prior year and assumes no change in tax rates. Non-GAAP revenue, operating expenses, margin and EPS exclude the effect of purchase accounting on the fair value of acquired deferred revenue of MKS Inc. and Servigistics, Inc., stock-based compensation expense, amortization of acquired intangible assets, restructuring charges, acquisition-related expenses, certain foreign currency transaction losses, certain litigation gains, and the related tax effects of the preceding items and any discrete tax items.  We use these non-GAAP measures, and we believe that they assist our investors, to make period-to-period comparisons of our operational performance because they provide a view of our operating results without items that are not, in our view, indicative of our core operating results. We believe that these non-GAAP measures help illustrate underlying trends in our business, and we use the measures to establish budgets and operational goals, communicated internally and externally, for managing our business and evaluating our performance. We believe that providing non-GAAP measures affords investors a view of our operating results that may be more easily compared to the results of peer companies.  In addition, compensation of our executives is based in part on the performance of our business based on these non-GAAP measures.  However, non-GAAP information should not be construed as an alternative to GAAP information as the items excluded from the non-GAAP measures often have a material impact on PTC’s financial results. Management uses, and investors should consider, non-GAAP measures in conjunction with our GAAP results.

Forward-Looking Statements
Statements in this press release that are not historic facts, including statements about our fourth quarter and fiscal 2013 and other future financial and growth expectations and anticipated tax rates, are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those projected.  These risks include the possibility that the macroeconomic climate may not improve or may deteriorate, the possibility that customers may not purchase our solutions when or at the rates we expect and that our pipeline deals may not convert as we expect, the possibility the foreign currency exchange rates may vary from our expectations and thereby affect our reported revenue and expense, the possibility that we may not achieve the license, services or support revenue that we expect, which could result in a different mix of revenue between license, service and support and could impact our EPS results, the possibility that our expanded SLM solutions, including Servigistics, may not generate the revenue we expect, the possibility that our restructurings and cost containment measures may not generate the operating margin improvements we expect and could adversely affect our revenue, the possibility that we will be unable to achieve planned services margins and operating margin improvements, the possibility that we may be unable to achieve our profitability targets with lower license revenue or without additional restructuring or cost containment measures, the possibility that remedial actions relating to our previously announced investigation in China could have a material impact on our operations in China and that fines and penalties may be assessed against us in connection with this matter.  In addition, our assumptions concerning our future GAAP and non-GAAP effective income tax rates are based on estimates and other factors that could change, including the geographic mix of our revenue, expenses and profits and loans and cash repatriations from foreign subsidiaries. Other risks and uncertainties that could cause actual results to differ materially from those projected are detailed from time to time in reports we file with the Securities and Exchange Commission, including our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q.

PTC, the PTC logo, and all other PTC product names and logos are trademarks or registered trademarks of Parametric Technology Corporation or its subsidiaries in the United States and in other countries. All other companies referenced herein are trademarks or registered trademarks of their respective holders.

About PTC
PTC (Nasdaq: PMTC) enables manufacturers to achieve sustained product and service advantage. The company’s technology solutions help customers transform the way they create and service products across the entire product lifecycle – from conception and design to sourcing and service. Founded in 1985, PTC employs nearly 6,000 professionals serving more than 27,000 businesses in rapidly-evolving, globally distributed manufacturing industries worldwide. Get more information at www.ptc.com.

Contact:
PTC Investor Relations
Kristian Talvitie, 781-370-6151
ktalvitie@ptc.com

PTC Inc.
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	June 29,	June 30,	June 29,	June 30,
	2013	2012	2013	2012

Revenue:
License	$79,902	$83,829	$238,777	$247,696
Service	72,540	74,771	222,384	226,204
Support	162,554	152,383	487,535	456,484
Total revenue	314,996	310,983	948,696	930,384

Cost of revenue:
Cost of license revenue (1)	8,431	7,634	24,734	23,117
Cost of service revenue (1)	62,941	65,689	196,083	203,505
Cost of support revenue (1)	19,796	19,531	60,693	57,667
Total cost of revenue	91,168	92,854	281,510	284,289

Gross margin	223,828	218,129	667,186	646,095

Operating expenses:
Sales and marketing (1)	88,298	94,706	269,906	283,446
Research and development (1)	53,834	53,260	166,791	162,829
General and administrative (1)	28,812	29,851	98,027	88,957
Amortization of acquired intangible assets	6,532	5,103	19,795	15,444
Restructuring charges	3,137	4,126	34,349	24,928
Total operating expenses	180,613	187,046	588,868	575,604

Operating income	43,215	31,083	78,318	70,491
Other income (expense), net	3,181	(304)	(491)	(5,914)
Income before income taxes	46,396	30,779	77,827	64,577
(Benefit) provision for income taxes	11,941	7,884	(9,476)	15,990
Net income	$34,455	$22,895	$87,303	$48,587

Earnings per share:
Basic	$0.29	$0.19	$0.73	$0.41
Weighted average shares outstanding	119,440	119,042	119,628	118,584

Diluted	$0.29	$0.19	$0.72	$0.40
Weighted average shares outstanding	120,828	120,728	121,234	120,898

(1)	The amounts in the tables above include stock-based compensation as follows:

	Three Months Ended		Nine Months Ended
	June 29,	June 30,	June 29,	June 30,
	2013	2012	2013	2012
Cost of license revenue	$4	$4	$17	$16
Cost of service revenue	1,372	1,314	4,404	4,235
Cost of support revenue	722	736	2,383	2,499
Sales and marketing	2,693	3,334	7,986	10,368
Research and development	2,139	1,886	6,475	6,675
General and administrative	4,247	6,057	13,615	15,612
Total stock-based compensation	$11,177	$13,331	$34,880	$39,405

PTC Inc.
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS (UNAUDITED)
(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	June 29,	June 30,	June 29,	June 30,
	2013	2012	2013	2012

GAAP revenue	$314,996	$310,983	$948,696	$930,384
Fair value of acquired company's
deferred maintenance revenue	534	227	2,748	2,485
Non-GAAP revenue	$315,530	$311,210	$951,444	$932,869

GAAP gross margin	$223,828	$218,129	$667,186	$646,095
Fair value of acquired company's
deferred maintenance revenue	534	227	2,748	2,485
Stock-based compensation	2,098	2,054	6,804	6,750
Amortization of acquired intangible assets
included in cost of license revenue	4,598	3,933	13,865	11,967
Non-GAAP gross margin	$231,058	$224,343	$690,603	$667,297

GAAP operating income	$43,215	$31,083	$78,318	$70,491
Fair value of acquired company's
deferred maintenance revenue	534	227	2,748	2,485
Stock-based compensation	11,177	13,331	34,880	39,405
Amortization of acquired intangible assets
included in cost of license revenue	4,598	3,933	13,865	11,967
Amortization of acquired intangible assets	6,532	5,103	19,795	15,444
Acquisition-related charges included in
general and administrative expenses	900	-	7,609	2,512
Restructuring charges	3,137	4,126	34,349	24,928
Non-GAAP operating income (2)	$70,093	$57,803	$191,564	$167,232

GAAP net income	$34,455	$22,895	$87,303	$48,587
Fair value of acquired company's
deferred maintenance revenue	534	227	2,748	2,485
Stock-based compensation	11,177	13,331	34,880	39,405
Amortization of acquired intangible assets
included in cost of license revenue	4,598	3,933	13,865	11,967
Amortization of acquired intangible assets	6,532	5,103	19,795	15,444
Acquisition-related charges included in
general and administrative expenses	900	-	7,609	2,512
Restructuring charges	3,137	4,126	34,349	24,928
Non-operating one-time (gains) losses (3)	(5,123)	-	(5,123)	761
Income tax adjustments (4)	(2,303)	(5,338)	(47,844)	(23,428)
Non-GAAP net income	$53,907	$44,277	$147,582	$122,661

GAAP diluted earnings per share	$0.29	$0.19	$0.72	$0.40
Fair value of deferred maintenance revenue	-	-	0.02	0.02
Stock-based compensation	0.09	0.11	0.29	0.33
Amortization of acquired intangibles	0.09	0.07	0.28	0.23
Acquisition-related charges	0.01	-	0.06	0.02
Restructuring charges	0.03	0.03	0.28	0.21
Non-operating one-time (gains) losses (3)	(0.04)	-	(0.04)	0.01
Income tax adjustments (4)	(0.02)	(0.04)	(0.39)	(0.19)
Non-GAAP diluted earnings per share	$0.45	$0.37	$1.22	$1.01

(2)	Operating margin impact of non-GAAP adjustments:
	Three Months Ended		Nine Months Ended
	June 29,	June 30,	June 29,	June 30,
	2013	2012	2013	2012
GAAP operating margin	13.7%	10.0%	8.3%	7.6%
Fair value of deferred maintenance revenue	0.2%	0.1%	0.3%	0.3%
Stock-based compensation	3.5%	4.3%	3.7%	4.2%
Amortization of acquired intangibles	3.5%	2.9%	3.5%	2.9%
Acquisition-related charges	0.3%	0.0%	0.8%	0.3%
Restructuring charges	1.0%	1.3%	3.6%	2.7%
Non-GAAP operating margin	22.2%	18.6%	20.1%	17.9%

(3)
The third quarter of 2013 includes a legal settlement gain of $5.1 million, which is excluded from non-GAAP net income. In the first quarter of 2012 we recorded $0.8 million of foreign currency transaction losses related to legal entity mergers completed during the quarter.

(4)
Reflects the tax effects of non-GAAP adjustments for the three and nine months ended June 29, 2013 and June 30, 2012, which are calculated by applying the applicable tax rate by jurisdiction to the non-GAAP adjustments listed above, as well as any one-time non-cash GAAP charges. In the fourth quarter of 2012, a valuation allowance was established against our U.S. net deferred tax assets. As the U.S. is profitable on a non-GAAP basis, the 2013 non-GAAP tax provision is being calculated assuming there is no U.S. valuation allowance and, as a result, an income tax benefit of $7.6 million and $17.9 million is included for the three and nine months ended June 29, 2013. The nine months ended June 29, 2013 non-GAAP tax provision excludes tax benefits of $3.2 million relating to final resolution of a long standing tax litigation and completion of an international jurisdiction tax audit recorded in the second quarter and a one-time non-cash tax benefit of $32.6 million related to the release of a portion of the valuation allowance as a result of deferred tax liabilities established in accounting for the acquisition of Servigistics recorded in the first quarter. The three and nine months ended June 30, 2012 non-GAAP tax provision exclude a one-time non-cash charge, net, of $3.3 million primarily related to acquired legal entity integration activities recorded in the third quarter. In addition, the nine months ended June 30, 2012 excludes a one-time non-cash charge of $1.4 million related to the impact from a reduction in the statutory tax rate in Japan on deferred tax assets from a litigation settlement recorded in the first quarter.

PTC Inc.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	June 29,	September 30,
	2013	2012

ASSETS

Cash and cash equivalents	$257,031	$489,543
Accounts receivable, net	200,883	217,370
Property and equipment, net	61,482	63,466
Goodwill and acquired intangible assets, net	1,013,581	796,232
Other assets	223,800	225,023

Total assets	$1,756,777	$1,791,634

LIABILITIES AND STOCKHOLDERS' EQUITY

Deferred revenue	$328,590	$327,529
Borrowings under credit facility	268,125	370,000
Other liabilities	309,357	296,846
Stockholders' equity	850,705	797,259

Total liabilities and stockholders' equity	$1,756,777	$1,791,634

PTC Inc.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended		Nine Months Ended
	June 29,	June 30,	June 29,	June 30,
	2013	2012	2013	2012

Cash flows from operating activities:
Net income	$34,455	$22,895	$87,303	$48,587
Stock-based compensation	11,177	13,331	34,880	39,405
Depreciation and amortization	18,568	16,867	57,432	50,152
Accounts receivable	13,689	3,084	35,874	41,782
Accounts payable and accruals (5)	16,218	7,576	(8,524)	(6,292)
Deferred revenue	12,108	18,746	42,951	52,228
Income taxes	204	(16,210)	(40,349)	(28,111)
Excess tax benefits from stock-based awards	(32)	-	(171)	(453)
Other	(21,797)	(2,279)	(28,374)	(254)
Net cash provided by operating activities (6)	84,590	64,010	181,022	197,044

Capital expenditures	(6,702)	(5,882)	(19,128)	(22,506)
Acquisitions of businesses, net of cash acquired (7)	1,606	-	(220,817)	(1,170)
Proceeds (payments) on debt, net	(40,000)	(20,000)	(101,875)	(60,000)
Proceeds from issuance of common stock	538	1,192	3,412	15,315
Payments of withholding taxes in connection with
vesting of stock-based awards	(2,083)	(1,428)	(14,974)	(20,893)
Repurchases of common stock	(19,965)	(19,970)	(54,912)	(34,953)
Excess tax benefits from stock-based awards	32	-	171	453
Foreign exchange impact on cash	(1,794)	(3,982)	(5,411)	(3,121)

Net change in cash and cash equivalents	16,222	13,940	(232,512)	70,169
Cash and cash equivalents, beginning of period	240,809	224,107	489,543	167,878
Cash and cash equivalents, end of period	$257,031	$238,047	$257,031	$238,047

(5)	Includes accounts payable, accrued expenses, and accrued compensation and benefits

(6)	The three and nine months ended June 29, 2013 and June 30, 2012 include restructuring payments of $16 million and $31 million and $6 million and $15 million, respectively.

(7)
We acquired Servigistics on October 2, 2012, for $222.4 million (net of cash acquired) which was funded with $230 million in borrowings under our revolving credit facility. We borrowed the funds in the fourth quarter of 2012 in contemplation of the acquisition closing.